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                                                                    EXHIBIT 23.3



     CONSENT OF FREDRIC G. REYNOLDS TO ACT AS A DIRECTOR OF MEDSCAPE, INC.



     The undersigned does hereby consent to his nomination as a director of Medscape, Inc. (the "Company") pursuant to Section 2.2c. of the Stockholders' Agreement to be entered into by and among the Company, CBS Corporation and certain other stockholders of the Company, as contemplated by that certain Stock Purchase Agreement entered into by and between the Company and CBS Corporation on July 4, 1999.



     The undersigned hereby further consents to being named as a prospective director in the Company's Registration Statement.



                                          /s/ FREDRIC G. REYNOLDS


                                          --------------------------------------

                                          Name: Fredric G. Reynolds


                                          Title:  Executive Vice President and


                                              CFO, CBS Corporation



Dated as of July 7, 1999